                                                                     Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Lakes Chemical Corporation of our report dated February 9, 2001, included in the 2000 Annual Report to Stockholders of Great Lakes Chemical Corporation.

Our audits also included the financial statement schedule of Great Lakes Chemical Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement Number 33-02074 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-02075 on Form S-8, dated December 11, 1985, in Registration Statement Number 33-42477 on Form S-3, dated August 28, 1991, in Registration Statement Number 33-57589 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-300543 on Form S-8, dated January 30, 1996, in Registration Statement Number 333-49127 on Form S-8 dated April 1, 1998, and in Registration Statement Number 333-61609 on Form S-8, dated August 17, 1998, and in Registration Statement Number 333-78515 on Form S-3, dated May 14, 1999, of our report dated February 9, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Great Lakes Chemical Corporation for the year ended December 31, 2000.

/s/  ERNST & YOUNG LLP
Indianapolis, Indiana
March 21, 2001